Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Hydrofarm Holdings Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	1,996,558 (1)	$0.90(2)	$1,796,902.20(2)	$0.00014760	$265.22
Total Offering Amount					$1,796,902.20		$265.22
Total Fee Offsets
Net Fee Due							$265.22

(1)	This registration statement covers 1,996,558 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) subject to issuance under the Registrant’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”), including (i) 1,831,595 shares issuable pursuant to an “evergreen” provision contained in the 2020 Plan and (ii) 164,963 shares that would have been issuable upon the vesting of awards granted under the 2020 Plan, but that were withheld, forfeited, expired or were cancelled without delivery, and as such became available for issuance under the 2020 Plan pursuant to its terms. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2020 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2020 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 23, 2024, a date within five business days of the filing of this registration statement.